As filed with the Securities and Exchange Commission on May 7, 2004.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

West Virginia	55-0619957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Gatewater Road

Charleston, West Virginia 25313

(304) 769-1100

(Address of Principal Executive Office, including zip code)

City Holding Company 2003 Incentive Plan

(Full title of the plan)

Mr. Gerald R. Francis

Chairman, President and Chief Executive Officer

25 Gatewater Road

Charleston, West Virginia 25313

(304) 769-1100

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:

Mr. Randall S. Parks

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

(804) 788-8200

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)(3)

Common Stock, $2.50 par value (including the associated rights to purchase Junior Participating Cumulative Preferred Stock, Series A)	1,000,000 shares	$30.70	$30,695,000	$3,889.06

(1)	Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. This amount was calculated based on the average of the high and low sales prices of the Common Stock on The Nasdaq National Market on May 5, 2004.
(3)	This Registration Statement also relates to the rights to purchase shares of Junior Participating Cumulative Preferred Stock, Series A, of the Registrant which are attached to all shares of Common Stock issued pursuant to terms of the Registrant’s Rights Agreement, dated as of June 13, 2001. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced only by the certificates for the Common Stock and will be transferred with and only with the Common Stock. Because no separate consideration is paid for the rights, the registration fee therefor is included in the fee for the Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by City Holding Company (the “Company”) with the Commission (Commission File No. 0-11733) under the Securities Exchange Act of 1934 (the “Exchange Act”) are hereby incorporated by reference in this Prospectus: (i) the Company’s Annual Report on Form 10-K for the period ended December 31, 2003; (ii) the Company’s Current Reports on Form 8-K filed on January 21, 2004, March 3, 2004, April 1, 2004 and April 27, 2004; (iii) the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed on May 28, 1987 under the Exchange Act, including any reports filed under the Exchange Act for the purpose of updating such description; and (iv) the description of the rights to purchase shares of Junior Participating Cumulative Preferred Stock, Series A, contained in the Company’s Registration Statement on Form 8-A filed on June 22, 2001 under the Exchange Act, including any reports filed under the Exchange Act for the purpose of updating such description. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all of the shares of Common Stock have been sold or that deregisters all of the shares of Common Stock then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, as the case may be, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide on request and without charge to each person to whom this Prospectus is delivered a copy (without exhibits) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to City Holding Company, 25 Gatewater Road, P.O. Box 7520, Charleston, West Virginia 25356-0520, Attn.: Chief Financial Officer (telephone: (304) 769-1100).

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 31-1-9 of the West Virginia Corporation Act provides in part that each West Virginia corporation shall have power to indemnify any director, officer, employee or agent or former director, officer, employee or agent against expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of being or having been such director, officer, employee or agent other than an action by or in the right of the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation. With respect to an action by or in the right of the corporation the director, officer, employee or agent or former director, officer, employee or agent may be indemnified if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding against him by reason of being or having been such director, officer, employee or agent to be liable for negligence or misconduct in the performance of duty; and to make any other or further indemnity to any such persons that may be authorized by the articles of incorporation or any by-law made by the stockholders or any resolution adopted, before or after the event, by the stockholders. The Articles of Incorporation of the Company contain provisions pursuant to the foregoing section of the West Virginia Corporation Act indemnifying the directors, officers and certain agents of the Company in certain cases against expenses and liabilities under judgments and reimbursements of amounts paid in settlement.

The Company has purchased directors and officers’ liability insurance policies. Within the limits of their coverage, the policies insure (i) the directors and officers of the Company against certain losses, to the extent such losses are not indemnified by the Company, and (ii) the Company, to the extent it indemnifies such directors and officers for losses as permitted under the laws of West Virginia.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description
4.1	Rights Agreement, dated as of June 13, 2001, between City Holding Company and SunTrust Bank, as Rights Agent (filed as Exhibit 4.4 to City Holding Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 22, 2001 and incorporated herein by reference).

5.1	Opinion of Hunton & Williams (as to the legality of the securities being registered).

10.1	City Holding Company 2003 Incentive Plan (filed as Exhibit A to City Holding Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 21, 2003 and incorporated herein by reference).

23.1	Consent of Hunton & Williams (included in the opinion filed as of Exhibit 5.1 to the Registration Statement).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on signature page).

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section

13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of West Virginia, on this 7th day of May, 2004.

CITY HOLDING COMPANY (Registrant)

/s/ Gerald R. Francis

Gerald R. Francis Chairman, President, and Chief Executive Officer (Principal Executive Officer)

/s/ Charles R. Hageboeck

Charles R. Hageboeck Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael D. Dean

Michael D. Dean Senior Vice President – Finance and Chief Accounting Officer (Principal Accounting Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 2004. Each of the undersigned officers and directors of the registrant hereby appoints Gerald R. Francis, Charles R. Hageboeck and Randall S. Parks, and each of them severally, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

/s/ Gerald R. Francis	/s/ Tracy W. Hylton, II

Gerald R. Francis Chairman, President, and Chief Executive Officer	Tracy W. Hylton, II Director

/s/ Samuel M. Bowling	/s/ C. Dallas Kayser

Samuel M. Bowling Director	C. Dallas Kayser Director

/s/ Hugh R. Clonch	/s/ Philip L. McLaughlin

Hugh R. Clonch Director	Philip L. McLaughlin Director

/s/ Oshel B. Craigo	/s/ E. M. Payne, III

Oshel B. Craigo Director	E. M. Payne, III Director

/s/ William H. File, III	/s/ Robert. T. Rogers

William H. File, III Director	Robert. T. Rogers Director

/s/ Robert D. Fisher	/s/ James L. Rossi

Robert D. Fisher Director	James L. Rossi Director

/s/ Jay C. Goldman	/s/ Sharon H. Rowe

Jay C. Goldman Director	Sharon H. Rowe Director

/s/ David E. Haden	/s/ James E. Songer, II

David E. Haden Director	James E. Songer, II Director

/s/ David W. Hambrick	/s/ Albert M. Tieche, Jr

David W. Hambrick Director	Albert M. Tieche, Jr Director

/s/ Frank S. Harkins, Jr.	/s/ Mary H. Williams

Frank S. Harkins, Jr. Director	Mary H. Williams Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Rights Agreement, dated as of June 13, 2001, between City Holding Company and SunTrust Bank, as Rights Agent (filed as Exhibit 4.4 to City Holding Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 22, 2001 and incorporated herein by reference).

5.1	Opinion of Hunton & Williams (as to the legality of the securities being registered).

10.1	City Holding Company 2003 Incentive Plan (filed as Exhibit A to City Holding Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 21, 2003 and incorporated herein by reference).

23.1	Consent of Hunton & Williams (included in the opinion filed as of Exhibit 5.1 to the Registration Statement).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on signature page).